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Exhibit 10.10

Management and Allocation Policies of Liberty Splitco Inc.

        Liberty Splitco Inc. ("Splitco") has established management and allocation policies for purposes of attributing all of its businesses and operations to either the Capital Group or the Starz Group, and allocating between those two groups other items (such as debt, corporate overhead, taxes, corporate opportunities and other charges and obligations) in a manner Splitco deems reasonable after taking into account all material factors. All references in these policies to the Capital Group or the Starz Group refer to the tracking stock groups of Splitco. The following Management and Allocation Policies are substantially similar to those of Liberty Media Corporation ("Liberty Media"), except as otherwise noted below with respect to certain tax matters defined terms used and not otherwise defined herein have the meanings ascribed to them in the proxy statement/prospectus, which forms a part of Splitco's Registration Statement on Form S-4 filed herewith.

        As a general principle, Splitco expects that all material matters in which holders of Splitco Capital common stock and Splitco Starz common stock may have divergent interests will continue to be generally resolved in a manner that is in the best interests of Splitco and all of its stockholders after giving fair consideration to the interests of the holders of each tracking stock, as well as such other or different factors considered relevant by Splitco's board of directors (or any committee of the board authorized for this purpose, including the executive committee of the board).

  Policies Subject to Change Without Stockholder Approval

        Set forth below are the management and allocation policies Splitco expects to be effective upon completion of the Split-Off. Stockholder approval of these policies is not being sought.

        Splitco's board of directors may, without stockholder approval, modify, change, rescind or create exceptions to these policies, or adopt additional policies. Such actions could have different effects on holders of Splitco Capital common stock and Splitco Starz common stock. Splitco's board of directors will make any such decision in accordance with its good faith business judgment that such decision is in the best interests of Splitco and the best interests of all Splitco stockholders as a whole.

        Any such modifications, changes, rescissions, exceptions or additional policies will be binding and conclusive unless otherwise determined by the Splitco board. Splitco will notify its shareholders of any material modification, change or exception made to these policies, any rescission of these policies and the adoption of any material additions to these policies through the filing of a Current Report on Form 8-K.

  Attribution

        The businesses, assets and liabilities that are currently attributed to Liberty Media's Capital Group (other than those subject to the Reattribution) will be attributed to Splitco's Capital Group, and the businesses, assets and liabilities that are currently attributed to Liberty Media's Starz Group will be attributed to Splitco's Starz Group. All references to the Capital Group and the Starz Group in these policies refer to the tracking stock groups of Splitco.

        The Capital Group will initially have attributed to it Splitco's subsidiaries, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., and Splitco's interests in Sirius XM Radio, Inc., Live Nation Entertainment, Inc. and Sprint Nextel Corporation, among other smaller assets. The Capital Group will have attributed to it a bank facility with an outstanding principal amount of $750 million, in addition to the liabilities that reside with the subsidiary businesses attributed to the Capital Group. The Capital Group will be primarily focused on media, entertainment and technology.

        The Starz Group will initially have attributed to it Splitco's subsidiaries, Starz Entertainment, LLC, Starz Media, LLC and Liberty Sports Interactive, Inc. The Starz Group will not have any liabilities attributed to it, other than liabilities that reside with the businesses attributed to the Starz Group. The Starz Group will be primarily focused on video programming.

        The Splitco board currently contemplates that businesses, assets and liabilities acquired after the Split-Off will be attributed to one of the two groups principally based upon how strongly they complement or relate to the focus or strategy of that group.

  Fiduciary and Management Responsibilities

        Because the Capital Group and the Starz Group will be parts of a single company, Splitco's directors and officers will have the same fiduciary duties to holders of Splitco Capital common stock and Splitco Starz common stock. Under Delaware law, a director or officer may be deemed to have satisfied his or her fiduciary duties to Splitco and its stockholders if that person is independent and disinterested with respect to the action taken, is adequately informed with respect to the action taken and acts good faith taking into account the interests of all of Splitco's stockholders as a whole. Splitco's board of directors and chief executive officer, in establishing and applying policies with regard to intra-company matters such as business transactions between the two groups and allocation of assets, liabilities, debt, corporate overhead, taxes, interest, corporate opportunities and other matters, will consider various factors and information which could benefit or cause relative detriment to the stockholders of the respective groups and will seek to make determinations which are in Splitco's best interests and the best interests of Splitco's stockholders as a whole. If and when there are conflicting interests between the Capital Group and the Starz Group, Splitco's directors will use good faith business judgment to resolve such conflicts.

  Dividend Policy

        Splitco does not anticipate paying cash dividends on Splitco Capital common stock or Splitco Starz common stock for the foreseeable future following the Split-Off. Splitco's ability to pay dividends in respect of Splitco Capital common stock and Splitco Starz common stock is addressed in Article IV, Section A.2.(c) of the Splitco charter.

  Financing Activities

        General.    Splitco will manage most of its financial activities on a centralized basis. These activities include the investment of surplus cash, the issuance and repayment of short-term and long-term debt and the issuance and repurchase of any preferred stock.

        If Splitco changes the attribution of cash or other property from one group to the other group, Splitco will account for such change as a short term loan unless Splitco's board of directors determines that a given change in attribution should be accounted for as a long-term loan, an inter-group interest, as a reduction of an inter-group interest or as a transfer in exchange for cash or other assets. See "—Inter-Group Loans" and "—Inter-Group Interests" below.

        Splitco's board of directors will make these determinations, either in specific instances or by setting applicable policies generally, in the exercise of its informed business judgment. Factors Splitco's board of directors may consider in making this determination include:

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  the financing needs and objectives of the receiving group;

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  the investment objectives of the transferring group;

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  the current and projected capital structure of each group;

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  the relative levels of internally generated funds of each group; and

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  the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

        Splitco's board of directors will make all changes in the attribution of material assets from one group to the other on a fair value basis, as determined by the board. For accounting purposes, all such assets will be deemed reattributed at their carryover basis. To the extent that this amount is different than the fair value of the inter-group loan or inter-group interest created in the transaction, this difference will be recorded as an adjustment to the group equity. No gain or loss will be recognized in the statement of operations information for the groups due to the related party nature of such transactions.

        Inter-Group Loans.    If one group makes a loan to the other group, Splitco's board of directors will determine the terms of the loan, including the rate at which it will bear interest. Splitco's board of directors will determine the terms of any inter-group loans, either in specific instances or by setting applicable policies generally, in the exercise of its informed business judgment. Factors Splitco's board of directors may consider in making this determination include:

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  Splitco's needs;

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  the use of proceeds and creditworthiness of the receiving group;

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  the capital expenditure plans of and the investment opportunities available to each group; and

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  the availability, cost and time associated with alternative financing sources.

        If an inter-group loan is made, Splitco intends to account for the loan based on its stated terms, and the resulting activity, such as interest amounts, will be recorded in the separate group financial results to be included in Splitco's consolidated financial statements but will be eliminated in preparing Splitco's consolidated financial statement balances.

        Inter-Group Interests.    An inter-group interest is a quasi-equity interest that one group is deemed to hold in the other group. Inter-group interests are not represented by outstanding shares of common stock, rather they have an attributed value which is generally stated in terms of a number of shares of stock issuable to one group with respect to an inter-group interest in the other group.

        An inter-group interest in a group will be created when cash or property is reattributed from one group to the other group and the board of directors determines that the reattribution will not be treated as an inter-group loan or as a transfer in exchange for cash or other assets. Inter-group interests may also be created in the discretion of the board of directors for certain other transactions, such as when funds of one group are used to effect an acquisition made on behalf of the other group. Additionally, inter-group interests once created are subject to adjustment for subsequent events. For instance, if the Starz Group holds an inter-group interest in the Capital Group at the time of a reattribution of cash or property by the Capital Group to the Starz Group, Splitco's board of directors may choose to reduce the Starz Group's inter-group interest in the Capital Group rather than create an inter-group interest in the Starz Group in favor of the Capital Group. Certain extraordinary actions that may be taken under the Splitco charter may also cause an increase or decrease in one group's inter-group interest in the other group. For more information regarding inter-group interests, see the definitions of "Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest" and "Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest" in Article IV, Section A.2.(i) of the Splitco charter.

        If an inter-group interest is created, Splitco intends to account for this interest in a manner similar to the equity method of accounting whereby the group holding the inter-group interest would record its proportionate share of such other group's net income or loss. Appropriate eliminating entries would be made in preparing Splitco's consolidated financial statement balances.

        Equity Issuance and Repurchases and Dividends.    Splitco will reflect all financial effects of issuances and repurchases of shares relating to either group in its own attributed financial information. Splitco will reflect financial effects of dividends or other distributions on, and purchases of, shares relating to either group in its own attributed financial information.

  Inter-Group Contracts

        The terms of all current and future material transactions, relationships and other matters between the groups, including those as to which the groups may have potentially divergent interests, will be determined in a manner considered by Splitco's board of directors to be in its best interests and the best interests of its stockholders as a whole.

  Review of Corporate Opportunities

        In cases where a material corporate opportunity may appropriately be viewed as one that could be pursued by more than one group, Splitco's board of directors may, independently or at the request of management, review the allocation of that corporate opportunity to one of, or between, such groups. In accordance with Delaware law, Splitco's board of directors will make its determination with regard to the allocation of any such opportunity and the benefit of such opportunity in accordance with their good faith business judgment of Splitco's best interests and the best interests of Splitco's stockholders as a whole. Among the factors that Splitco's board of directors may consider in making this allocation is:

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  whether a particular corporate opportunity is principally related or complementary to the business focus or strategy of the Capital Group or the Starz Group;

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  whether one group, because of operational expertise, will be better positioned to undertake the corporate opportunity than the other group;

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  existing contractual agreements and restrictions; and

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  the financial resources and capital structure of each group.

  Financial Statements; Allocation Matters

        Splitco will present consolidated financial statements in accordance with generally accepted accounting principles in the U.S., consistently applied. Splitco will also provide consolidating financial statement information that will show the attribution of its assets, liabilities, revenue, expenses and cash flows to each of the Capital Group and the Starz Group.

        Consolidating financial statement information will also include attributed portions of Splitco's debt, interest, corporate overhead and costs of administrative shared services and taxes. Splitco will make these allocations for the purpose of preparing such information; however, holders of Splitco Capital common stock and Splitco Starz common stock will continue to be subject to all of the risks associated with an investment in Splitco and all of Splitco's businesses, assets and liabilities.

        In addition to allocating debt and interest as described above, Splitco has adopted certain expense allocation policies, each of which will be reflected in the attributed financial information of the Capital Group and the Starz Group. In general, corporate overhead will be allocated to each group based upon the use of services by that group where practicable. Corporate overhead includes costs of personnel and employee benefits, legal, accounting and auditing, insurance, investor relations and stockholder services and services related to Splitco's board of directors. Splitco will allocate in a similar manner a portion of costs of administrative shared services, such as information technology services. Where determinations based on use alone are not practical, Splitco will use other methods and criteria that Splitco believes are equitable and that provide a reasonable estimate of the cost attributable to each group.

  Taxes

        General Policies.    From and after the effective time of the Split-Off, taxes and tax benefits, and payments that are required to be made by, or are entitled to be received by, Splitco (such payments, tax sharing payments) under the Tax Sharing Agreement, will be allocated between the Capital Group and the Starz Group in accordance with the following tax sharing policies regardless of whether the applicable taxes, tax benefits or tax sharing payments relate to—

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  a taxable period (or portion thereof) ending at or before the effective time of the Split-Off (a Pre-Split-off Period); or

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  a taxable period (or portion thereof) beginning after the effective time of the Split-Off (a Post-Split-off Period).

        These tax sharing policies generally allocate taxes, tax benefits, and tax sharing payments between the Capital Group and the Starz Group in a manner consistent with the tax sharing policies of Liberty Media in effect prior to the Split-Off and the attribution of certain tax-related assets and liabilities between the Capital Group and Starz Group prior to the Split-Off. In addition, these tax sharing policies provide specific rules, not addressed by the Liberty Media tax sharing policies, related to the manner in which any taxes or tax-related losses arising from the Split-Off or the issuance of the Splitco Capital common stock and Splitco Starz common stock in connection with the Split-Off will be allocated between the Capital Group and the Starz Group. These tax sharing policies do not address the manner in which any taxes, tax benefits, tax items, and tax-related losses will be allocated between Liberty Media and Splitco, including the manner in which any taxes or tax-related losses arising from the Split-Off will be allocated. These tax matters are addressed in the Tax Sharing Agreement which is discussed in the proxy statement/prospectus which forms a part of Splitco's Registration Statement on Form S-4 filed herewith under the heading "Certain Relationships and Related Transactions—Tax Sharing Agreement."

        References in these tax sharing policies to the "Old Starz Group" refer to the assets, liabilities and businesses that were tracked during the applicable Pre-Split-off Period by the Liberty Starz common stock or the Liberty Entertainment common stock, and for any taxable period (or portion thereof) ending prior to March 3, 2008, the assets, liabilities and businesses of, and any equity or debt interests in, Starz Entertainment, LLC, FUN Technologies, Inc., GSN, LLC, Fox Sports Net Rocky Mountain LLC, Fox Sports Net Northwest, LLC and Fox Sports Net Pittsburgh, LLC, or any of their respective subsidiaries, Liberty Media's equity interests in WildBlue Communications, Inc. and The DirecTV Group, Inc., and Liberty Media LLC's 3.25% Senior Exchangeable Debentures due 2031. References to the "Old Capital Group" refer to the assets, liabilities and businesses of Liberty Media (or its predecessor, Liberty Media LLC) and their respective subsidiaries during any Pre-Split-off Period other than:

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  the assets, liabilities and businesses that were tracked during such Pre-Split-off Period by the Liberty Interactive common stock, and for any taxable period (or portion thereof) ending prior to May 9, 2006, the assets, liabilities and businesses of, and any equity or debt interests in, QVC, Inc., Provide Commerce, Inc. and their respective subsidiaries; and

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  the assets, liabilities and businesses of the Old Starz Group during such Pre-Split-off Period.

        These tax sharing policies may differ from the manner in which taxes and tax benefits of each group are reflected in the financial statements. For financial statement purposes, taxes and tax benefits allocable to each group generally have been and will be accounted for in a manner similar to a stand-alone company basis in accordance with generally accepted accounting principles. Any differences between the tax sharing policies described below and the taxes and tax benefits of each group reported in the financial statements will be reflected in the attributed net assets of the groups for financial statement purposes.

        In general, for purposes of these tax sharing policies, any tax item (including any tax item arising from a disposition) attributable to an asset, liability or other interest tracked by the Splitco Capital common stock or attributable to the Old Capital Group will be allocated to the Capital Group and any tax item (including any tax item arising from a disposition) attributable to an asset, liability or other interest tracked by the Splitco Starz common stock or attributable to the Old Starz Group will be allocated to the Starz Group. Tax items that are allocable to the Capital Group that are carried forward or back and used as a tax benefit in another tax year will be allocated to the Capital Group and tax items that are allocable to the Starz Group that are carried forward or back and used as a tax benefit in another tax year will be allocated to the Starz Group. Except as described below under the special allocation rules, taxes and tax items arising in any Post-Split-off Period from employee or director compensation or employee benefits will be allocated to the group responsible for the underlying obligation (either through the allocation of the related expenses or through the issuance of stock of that group).

        Consolidated Income Taxes for Post-Split-off Periods.    To the extent that federal, state, local or foreign income taxes are determined on a basis that includes the operations, assets, liabilities or other tax items of more than one group for any Post-Split-off Period, or Splitco is required to make, or is entitled to receive, any tax sharing payments related to any income taxes or tax items attributable to any Post-Split-off Period, then, except as described below, income taxes and income tax benefits (other than any income taxes or income tax benefits that are allocable to Liberty Media under the Tax Sharing Agreement) and tax sharing payments will be shared among the groups based principally on the taxable income (or loss), tax credits and other tax items directly related to the activities of such group for such Post-Split-off Periods. Such allocations will reflect each group's contribution, whether positive or negative, to Splitco's consolidated taxable income (or loss), income tax liabilities and tax credit position or to any tax sharing payments. Consistent with the general policies described above, income tax benefits that cannot be used by a group generating such benefits, but can be used to reduce the taxable income of the other group or tax sharing payment liabilities otherwise allocable to the other group, will be credited to the group that generated such benefits and a corresponding amount will be charged to the group utilizing such benefits. As a result, under this tax sharing policy, the amount of income taxes allocated to a group and the amount credited to a group for income tax benefits may not necessarily be the same as that which would have been payable or received by the group had that group filed separate income tax returns.

        Consolidated Income Taxes for Pre-Split-off Periods.    To the extent that federal, state, local or foreign income taxes are determined on a basis that includes the operations, assets, liabilities or other tax items of more than one group for any Pre-Split-off Period, or Splitco is required to make, or is entitled to receive, any tax sharing payments related to any income taxes or tax items attributable to any Pre-Split-off Period, then except as described below, income taxes and income tax benefits (other than any income taxes or income tax benefits that are allocable to Liberty Media under the Tax Sharing Agreement) and tax sharing payments will, consistent with the policies described under "—Taxes—Consolidated Income Taxes for Post-Split-off Periods," be allocated to the Capital Group and the Starz Group based principally on the taxable income (or loss), tax credits and other tax items directly related to the activities of the Old Capital Group and the Old Starz Group, respectively, for such Pre-Split-off Periods. Consistent with the policies described above, income tax benefits that cannot be used by a group generating such benefits, but can be used to reduce the taxable income of the other group or tax sharing payment liabilities otherwise allocable to the other group, will be credited to the group that generated such benefits and a corresponding amount will be charged to the group utilizing such benefits.

        Non-Income Taxes and Non-Consolidated Income Taxes.    In any taxable period, if any non-income taxes or tax sharing payments attributable to non-income taxes or tax items are determined on a basis that includes the operations, assets, liabilities or other tax items of more than one group, then any such non-income taxes, non-income tax benefits, or tax sharing payments will be allocated to each group based upon their contribution to the consolidated non-income tax liability (or benefit) or tax sharing payments. Non-income tax benefits that cannot be used by a group generating such benefits, but can be used to reduce taxes or tax sharing payments of the other group, will be credited to the group that generated such benefits, and a corresponding amount will be charged to the group utilizing such benefit.

        In any taxable period, any income or non-income taxes or tax benefits or tax sharing payments that are determined on a basis that includes only the operations, assets, liabilities or other tax items of one group will be allocated to that group.

        Special Allocation Rules.    Notwithstanding the foregoing, special allocation rules apply as follows:

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  the Capital Group and the Starz Group will each be allocated a proportionate amount, based upon the aggregate market capitalization of the Splitco Capital common stock and the Splitco Starz common stock on the first trading day following the Split-Off, of any taxes, tax items, and tax sharing payments (including any transfer taxes or tax sharing payments related thereto) that result from the Split-Off and certain related restructuring transactions, except that (x) the Capital Group will be solely responsible for any such taxes, tax items, and tax sharing payments that result from (i) the Liberty Interactive common stock, the Liberty Capital common stock, or the Liberty Starz common stock not being treated as stock of Liberty Media, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, or (ii) any deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to the Capital Group, and (y) the Starz Group will be solely responsible for any such taxes, tax items and tax sharing payments that result from any deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to the Starz Group;

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  the Starz Group will be allocated any taxes, tax items and tax sharing payments resulting from the LEI Split-Off and related restructuring transactions;

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  the Capital Group will be allocated any taxes, tax items and tax sharing payments resulting from the exchange of stock of News Corporation for stock of Greenlady Corp. that was effected between News Corporation and subsidiaries of Liberty Media on February 27, 2008 (the News Exchange) and related restructuring transactions;

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  the Capital Group will be allocated any taxes, tax items and tax sharing payments resulting from (i) the treatment of the Liberty Interactive common stock, the Liberty Capital common stock, the Liberty Starz common stock, or the Liberty Entertainment common stock as other than stock of Liberty Media, or as Section 306 stock within the meaning of Section 306(c) of the Code, in any taxable period (or portion thereof) ending at or before the Split-Off or (ii) the actual or deemed disposition of any assets caused by the issuance of the Liberty Interactive common stock, the Liberty Capital common stock, the Liberty Starz common stock, or the Liberty Entertainment common stock in any taxable period (or portion thereof) ending at or before the Split-Off; however, in each case, any taxes, tax items and tax sharing payments resulting from deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to the Starz Group, will be allocated to the Starz Group;

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  the Capital Group and the Starz Group will each be allocated a proportionate amount, based upon the aggregate market capitalization of the Splitco Capital common stock and the Splitco Starz common stock on the first trading day following the Split-off, of any taxes, tax items and tax sharing payments resulting from (i) the treatment of the Splitco Capital common stock or the Splitco Starz common stock distributed in the Split-Off as other than stock of Splitco or as Section 306 stock within the meaning of Section 306(c) of the Code, or (ii) the actual or deemed disposition of any assets caused by the issuance of the Splitco Capital common stock or the Splitco Starz common stock; however, in each case, any taxes, tax items and tax sharing payments resulting from deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to the Capital Group or the Starz Group, will be allocated to the Capital Group or the Starz Group, respectively;

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  for any Pre-Split-off Period (except as otherwise described in the next bullet), (x) any taxes, tax items, and tax sharing payments arising from the issuance, vesting, exercise or settlement of any stock, equity interests, options, stock appreciation rights, or similar rights granted prior to the Split-Off in connection with employee or director compensation (Compensatory Equity Interests) with respect to any series of Liberty Starz common stock or Liberty Entertainment common stock will be allocated to the Starz Group; (y) any taxes, tax items, and tax sharing payments arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any series of Liberty Capital Common Stock will be allocated to the Capital Group; and (z) any other taxes, tax items or tax sharing payments related to employee or director compensation or employee benefits will be allocated to the Capital Group to the extent that the Old Capital Group was responsible for the underlying obligation and will be allocated to the Starz Group to the extent that the Old Starz Group was responsible for the underlying obligation;

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  for any tax period (whether beginning before, on or after the Split-Off date), (x) any taxes, tax items, and tax sharing payments arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests in DIRECTV will be allocated to the Starz Group; (y) any taxes, tax items, and tax sharing payments arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests in Discovery Communications, Inc. (Discovery), LGI, or Ascent Media Corporation will be allocated to the Capital Group;

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  at the time of any sale or disposition of all or a portion of the stock of Starz Media Group, Inc. (Starz Media) in which gain or loss is recognized for income tax purposes (whether occurring before, on or after the Split-Off date), (x) the Capital Group will be allocated a deemed loss in an amount equal to the excess of the adjusted basis of the Starz Media stock (as of September 30, 2010) over the price at which it was transferred to the Starz Group (the Starz Media purchase price) (or in the event that less than all of the Starz Media stock is sold, an allocable portion of such excess), and (y) the Starz Group will be treated as having a starting adjusted basis in the stock of Starz Media equal to the Starz Media purchase price for income tax purposes and will be allocated a deemed loss or gain in an amount equal to the difference between the amount actually realized upon such sale or disposition and the Starz Group's deemed adjusted basis in the stock of Starz Media (the starting adjusted basis in the stock of Starz Media previously described, properly adjusted to take into account any income, deduction, gain, loss, contribution and distribution occurring after the reattribution of Starz Media from the Capital Group to the Starz Group) (as appropriately adjusted in the event of a sale or disposition of less than all of the stock of Starz Media);

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  for any tax period (whether beginning before, on or after the Split-Off date), taxes and tax items of any subsidiary that is acquired, directly or indirectly, after the Split-Off for the benefit of the Capital Group or the Starz Group will generally be allocated to the Capital Group or the Starz Group, respectively; and

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  the Capital Group will be allocated all taxes, tax items, losses and tax sharing payments attributable to Liberty Media LLC's tax sharing agreement with, among others, AT&T Corp. (AT&T) and Liberty Media LLC's tax sharing agreements with each of Discovery Holding Company (DHC) and Liberty Media International, Inc. (LMI).

        Several Liability for Consolidated Taxes.    Notwithstanding these tax sharing policies, under U.S. treasury regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, each member of the Splitco affiliated group for U.S. federal income tax purposes (whether such member is attributed to the Capital Group or the Starz Group) could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of the Splitco affiliated group, and each member of the Capital Group and the Starz Group that is a member of the Liberty Media affiliated group for U.S. federal income tax purposes in any Pre-Split-off Period could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of the Liberty Media affiliated group with respect to any tax year beginning on or before the date of the Split-Off.

QuickLinks

  Exhibit 10.10
Management and Allocation Policies of Liberty Splitco Inc.